Exhibit 99.1

EA Reports Record Q2 Non-GAAP Net Revenue of $1.15 Billion

Revenue Exceeds Street Expectations

#1 Publisher Across All Platforms – Console, PC, Mobile

Segment Share Increases Four Points Fiscal Year-to-Date

All-Time Record Digital Direct Revenues

Cost-Reduction Plan to Cut $100 Million in Operating Expenses

Acquires Social Gaming Leader Playfish

REDWOOD CITY, CA – November 9, 2009 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its second quarter ended September 30, 2009.

Fiscal Second Quarter Results (comparisons are to the quarter ended September 30, 2008)

GAAP net revenue for the quarter, which includes the impact of deferred net revenue adjustments, was $788 million as compared with $894 million for the prior year. During the quarter, EA had a net revenue deferral of $359 million related to certain online-enabled packaged goods and digital content as compared with $232 million in the second quarter of the prior year.

Non-GAAP net revenue for the quarter was a record $1.147 billion, up 2 percent as compared with $1.126 billion for the prior year. Revenues were above street expectations. Sales were driven by the launches of FIFA 10, Madden NFL 10, The Beatles™: Rock Band®, Need for Speed™ SHIFT and NCAA Football 10.

GAAP net loss for the quarter, including the impact of deferred net revenue, was $391 million as compared with a net loss of $310 million for the prior year. GAAP diluted loss per share was $1.21 as compared with GAAP diluted loss per share of $0.97 for the prior year.

Non-GAAP net income was $19 million as compared with a non-GAAP net loss of $20 million a year ago. Non-GAAP diluted earnings per share was $0.06 as compared with a non-GAAP diluted loss per share of $0.06 for the prior year.

“EA is performing well, with quality, sales and segment share up so far this year,” said John Riccitiello, Chief Executive Officer. “We are making tough calls to cut cost in targeted areas and investing more in our biggest games and digital businesses.”

“We met our second quarter expectations and delivered a record quarter for revenue,” said Eric Brown, Chief Financial Officer. Today we are announcing a significant cut in our operating expenses and the acquisition of a leader in social games, Playfish.”

Acquisition of Playfish

EA has announced that it has acquired Playfish Limited, a leading social games company, for approximately $275 million in cash and approximately $25 million in equity retention arrangements. In addition, the sellers are entitled to up to an additional $100 million in consideration upon the achievement of certain performance milestones. The acquisition accelerates EA’s growth in social entertainment and strengthens its focus on the transition to digital and social gaming.

Playfish will operate within EA Interactive, a division of EA focused on the web and wireless space. Playfish’s industry-leading talent and critically acclaimed games join EA to capture the exciting opportunities for social gaming and networking across a mass-market audience.

Cost Reduction Plan

EA has announced a plan to narrow its product portfolio to provide greater focus on titles with higher margin opportunities.

This action will result in the closure of several facilities and a headcount reduction of approximately 1,500 positions, of which 1,300 are included in a restructuring plan. The majority of these actions will be completed by March 31, 2010. This plan will result in annual cost savings of at least $100 million and restructuring charges of $130 to $150 million.

EA remains committed to delivering high quality games for consumers and leading the industry in the growing digital direct gaming sector.

Highlights (comparisons are to the quarter ended September 30, 2008)

¡	EA was the #1 publisher in North America and Europe fiscal year to date, with 21% segment share – up four points. EA had four of the top-ten games in both North America and Europe.
¡

Eight EA titles launched this quarter with a Metacritic rating of 80 or above, including: NHL® 10, The Beatles: Rock Band, FIFA 10, Battlefield 1943™, Madden NFL 10, NCAA Football 10, Dead Space™ Extraction, and Need for Speed SHIFT. Calendar year-to-date, EA has 17 titles rated at 80 or above.

¡	FIFA 10, with a Metacritic rating of 91 on the Xbox 360® and PlayStation®3, was EA’s strongest European title launch in its history – selling 4.5 million copies in week one.
¡	Madden NFL 10 was the #1 title in North America for the quarter, according to NPD.
¡	Need for Speed SHIFT, with a 22 point increase in quality as measured by Metacritic, sold over 2.5 million copies in the quarter.
¡	Digital non-GAAP net revenue was an all time quarter high at $138 million – up 23 percent year-over-year.
¡	EA recently signed five new advertising partners – Johnson & Johnson, Doritos, Apple, Pfizer and Renault — for $7 million in incremental advertising bookings.
¡

EA Mobile, the world’s leading publisher of games for phones, delivered $50 million of non-GAAP net revenue in the quarter – up nine percent year-over-year. EA is the #1 publisher of games on the iPhone with seven of the top 10 games; and #1 on Verizon with eight of the top 10 games.

Business Outlook

The following forward-looking statements, as well as those made above, reflect expectations as of November 9, 2009. Results may be materially different and are affected by many factors, including: development delays on EA’s products; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; expected savings and impact on EA’s operations of the Company’s cost reduction plan; consumer demand for console hardware and the ability of the console manufacturers to produce an adequate supply of consoles to meet that demand; changes in foreign exchange rates; the financial impact of the Playfish acquisition and potential future acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year Expectations – Ending March 31, 2010

¡	GAAP net revenue is expected to be between $3.6 and $3.9 billion.
¡	Non-GAAP net revenue is expected to be approximately $4.2 to $4.4 billion.
¡	GAAP diluted loss per share is expected to be between $1.20 and $2.05.
¡	Non-GAAP diluted earnings per share is expected to be between $0.70 and $1.00 and EA expects to be profitable in both Q3 and Q4.
¡	For purposes of calculating fiscal year 2010 GAAP loss per share, the Company estimates a share count of 324 million and for non-GAAP EPS, the Company estimates a share count of 326 million.
¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	$500 to $600 million for the impact of the change in deferred net revenue (packaged goods and digital content);
—	$170 to $175 million of estimated stock-based compensation;
—	$55 million of amortization of intangible assets;
—	$120 to $145 million of restructuring charges;
—	$24 million of losses on strategic investments;
—	$14 million loss on lease obligation; and
—	($120) to ($170) million in the difference between the Company’s GAAP and non-GAAP tax expenses.

The above fiscal 2010 expectations do not reflect the financial impact of the acquisition of Playfish Limited, which is expected to be roughly neutral to non-GAAP expectations and increase GAAP loss per share by $0.15 to $0.25, due primarily to acquisition-related tax expenses, deferred revenue adjustments, additional stock-based compensation, and amortization of intangible assets. These preliminary estimates are based on currently available information and are subject to change.

Conference Call

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal second quarter ended September 30, 2009 and its outlook for the future. During the course of the call, Electronic Arts may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: (888) 455-2238, access code 220497, or via webcast: http://investor.ea.com.

A dial-in replay of the conference call will be provided until November 16, 2009 at (719) 457-0820, access code 220497. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquired in-process technology
¡	Amortization of intangibles
¡	Certain abandoned acquisition-related costs
¡	Change in deferred net revenue (packaged goods and digital content)
¡	Goodwill impairment
¡	Loss on lease obligation and facilities acquisition
¡	Loss on licensed intellectual property commitment
¡	Losses (gains) on strategic investments
¡	Restructuring charges
¡	Stock-based compensation
¡	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Electronic Arts generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Electronic Arts believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Certain Abandoned Acquisition-Related Costs. Electronic Arts incurred significant legal, banking and other consulting fees related to the Company’s proposed acquisition and related cash tender offer for all of the outstanding shares of Take-Two Interactive Software, Inc. On August 18, 2008, the Company allowed the tender offer to expire without purchasing any shares of Take-Two and, on September 14, 2008, the Company announced that it had terminated discussions with Take-Two. The costs incurred in connection with the abandoned proposal and tender offer were outside the ordinary course of business and were excluded by the Company when assessing the performance of its management team. As such, the Company believes it is appropriate to exclude such expenses from its non-GAAP financial measures.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated life of the game. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Goodwill Impairment. Adverse economic conditions, including the decline in the Company’s market capitalization and expected financial performance, indicated that a potential impairment of goodwill existed during the three months ended December 31, 2008. As a result, the Company performed goodwill impairment tests for its reporting units and determined that goodwill related to its mobile reporting unit was impaired. As the Company excludes the GAAP impact of acquired intangible assets (such as goodwill) from its financial results when analyzing the operating performance of an acquisition in subsequent periods, Electronic Arts believes it is appropriate to exclude goodwill impairment charges from its non-GAAP financial measures.

Loss on Lease Obligation and Facilities Acquisition. During the second quarter of fiscal 2010, Electronic Arts completed the acquisition of its headquarters facilities in Redwood City, California pursuant to the terms of the loan financing agreements underlying the build-to-suit leases for the facilities. These leases expired in July 2009, and had previously been accounted for as operating leases. The total amount paid under the terms of the leases was $247 million, of which $233 million related to the purchase price of the facilities and $14 million was for the loss on our lease obligation. In addition, Electronic Arts recorded a tax benefit of approximately $31 million, consisting of approximately $6 million related to the loss on our lease obligation, and a $25 million reduction in our valuation allowance due to the acquisition. As a result of this lease obligation and facility acquisition, on an after-tax basis, Electronic Arts incurred a positive net income effect of $17 million. Electronic Arts’ management excluded the effect of this transaction when evaluating the Company’s operating performance and when assessing the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our Non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Losses (Gains) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Video game platforms have historically had a life cycle of four to six years, which causes the video game software market to be cyclical. The Company’s management analyzes its business and operating performance in the context of these business cycles, comparing Electronic Arts’ performance at similar stages of different cycles. For comparability purposes, Electronic Arts believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its core business.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s cost reduction plan and fiscal year 2010 guidance information under the heading “Business Outlook”, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles during fiscal year 2010; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the consumer demand for, and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PLAYSTATION®3 computer entertainment system and the Wii™); the Company’s ability to predict consumer preferences among competing hardware platforms; the financial impact of the Playfish acquisition and potential future acquisitions by EA; the Company’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment; the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as the Company’s ability to estimate and recognize goodwill impairment charges and make tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of the Company’s key customers, and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009. These forward-looking statements speak only as of November 9, 2009. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts. While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2009.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is a leading global interactive entertainment software company. Founded in 1982, the Company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, wireless devices and the Internet. Electronic Arts markets its products under four brand names: EA SPORTSTM, EATM, EA MobileTM and POGOTM. In fiscal 2009, EA posted GAAP net revenue of $4.2 billion and had 31 titles that sold more than one million copies. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

For additional information, please contact:

Mary Vegh	Jeff Brown
Manager, Investor Relations	Vice President, Corporate Communications
650-628-3916	650-628-7922
mvegh@ea.com	jbrown@ea.com

EA, EA SPORTS, EA Mobile, POGO, Need for Speed, and Dead Space are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries. Battlefield 1943 is a trademark or registered trademark of EA Digital Illusions CE AB in the U.S. and/or other countries. The Beatles is a trademark of Apple Corps Ltd. Rock Band is a trademark of Harmonix Music Systems, Inc., an MTV Networks company. John Madden, NFL, NCAA, FIFA and NHL are trademarks or registered trademarks of their respective owners and used with permission. Xbox and Xbox 360 are trademarks of the Microsoft group of companies and are used under license from Microsoft. “PlayStation” is a registered trademark of Sony Computer Entertainment Inc. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Net revenue	$788	$894	$1,432	$1,698
Cost of goods sold	593	557	914	853

Gross profit	195	337	518	845

Operating expenses:
Marketing and sales	187	197	351	325
General and administrative	91	92	157	176
Research and development	316	372	628	729
Acquired in-process technology	-	-	-	2
Amortization of intangibles	12	16	24	30
Certain abandoned acquisition-related costs	-	21	-	21
Restructuring charges	6	3	20	23

Total operating expenses	612	701	1,180	1,306

Operating loss	(417)	(364)	(662)	(461)

Losses on strategic investments	(8)	(34)	(24)	(40)
Interest and other income, net	7	7	10	23

Loss before benefit from income taxes	(418)	(391)	(676)	(478)

Benefit from income taxes	(27)	(81)	(51)	(73)

Net loss	$(391)	$(310)	$(625)	$(405)

Loss per share
Basic and diluted	$(1.21)	$(0.97)	$(1.93)	$(1.27)

Number of shares used in computation
Basic and diluted	324	319	324	319

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share.

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Net loss	$(391)	$(310)	$(625)	$(405)

Acquired in-process technology	-	-	-	2
Amortization of intangibles	12	16	24	30
Certain abandoned acquisition-related costs	-	21	-	21
Change in deferred net revenue (packaged goods and digital content)	359	232	531	37
COGS amortization of intangibles	3	4	6	7
Loss on lease obligation (G&A)	14	-	14	-
Loss on licensed intellectual property commitment (COGS)	(2)	-	(2)	-
Losses on strategic investments	8	34	24	40
Restructuring charges	6	3	20	23
Stock-based compensation	44	53	77	103
Income tax adjustments	(34)	(73)	(56)	(13)

Non-GAAP net income (loss)	$19	$(20)	$13	$(155)

Non-GAAP diluted earnings (loss) per share	$0.06	$(0.06)	$0.04	$(0.49)

Number of shares used in computation
Basic	324	319	324	319
Diluted	325	319	325	319

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2009	March 31, 2009 (a)
ASSETS

Current assets:
Cash and cash equivalents	$1,042	$1,621
Short-term investments	583	534
Marketable equity securities	387	365
Receivables, net of allowances of $194 and $217, respectively	646	116
Inventories	250	217
Deferred income taxes, net	74	51
Other current assets	245	216

Total current assets	3,227	3,120

Property and equipment, net	569	354
Goodwill	817	807
Acquisition-related intangibles, net	194	221
Deferred income taxes, net	71	61
Other assets	124	115

TOTAL ASSETS	$5,002	$4,678

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$273	$152
Accrued and other current liabilities	848	723
Deferred net revenue (packaged goods and digital content)	792	261

Total current liabilities	1,913	1,136

Income tax obligations	316	268
Deferred income taxes, net	28	42
Other liabilities	89	98

Total liabilities	2,346	1,544

Common stock	3	3
Paid-in capital	2,181	2,142
Retained earnings	175	800
Accumulated other comprehensive income	297	189

Total stockholders’ equity	2,656	3,134

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,002	$4,678

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
OPERATING ACTIVITIES

Net loss	$(391)	$(310)	$(625)	$(405)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Acquired in-process technology	-	-	-	2
Depreciation, amortization and accretion, net	46	54	94	104
Net losses on investments and sale of property and equipment	8	34	23	40
Non-cash restructuring charges	-	-	7	16
Stock-based compensation	44	53	77	103
Change in assets and liabilities:
Receivables, net	(266)	(291)	(518)	(253)
Inventories	(34)	(107)	(30)	(163)
Other assets	1	25	(34)	18
Accounts payable	115	137	123	104
Accrued and other liabilities	155	145	73	104
Deferred income taxes, net	(31)	(96)	(43)	(122)
Deferred net revenue (packaged goods and digital content)	359	232	531	37

Net cash provided by (used in) operating activities	6	(124)	(322)	(415)

INVESTING ACTIVITIES

Purchase of headquarters facilities	(233)	-	(233)	-
Capital expenditures	(26)	(32)	(34)	(63)
Proceeds from maturities and sales of investments	191	375	359	510
Purchase of short-term investments	(136)	(155)	(405)	(313)
Acquisition of subsidiaries, net of cash acquired	-	-	(3)	(42)

Net cash provided by (used in) investing activities	(204)	188	(316)	92

FINANCING ACTIVITIES

Proceeds from issuance of common stock	22	44	25	69
Excess tax benefit from stock-based compensation	-	7	-	16

Net cash provided by financing activities	22	51	25	85

Effect of foreign exchange on cash and cash equivalents	13	(17)	34	(18)

Increase (decrease) in cash and cash equivalents	(163)	98	(579)	(256)
Beginning cash and cash equivalents	1,205	1,199	1,621	1,553

Ending cash and cash equivalents	$1,042	$1,297	$1,042	$1,297

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$894	$1,654	$860	$644	$788	(12%)
Change in deferred net revenue (packaged goods and digital content)	232	88	(251)	172	359

Non-GAAP net revenue	$1,126	$1,742	$609	$816	$1,147	2%

Gross Profit
GAAP gross profit	$337	$729	$511	$323	$195	(42%)
Change in deferred net revenue (packaged goods and digital content)	232	88	(251)	172	359
COGS amortization of intangibles	4	4	3	3	3
Loss on licensed intellectual property commitment (COGS)	-	-	38	-	(2)
Stock-based compensation	-	-	1	1	-

Non-GAAP gross profit	$573	$821	$302	$499	$555	(3%)

GAAP gross profit % (as a % of GAAP net revenue)	38%	44%	59%	50%	25%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	51%	47%	50%	61%	48%

Operating Income (Loss)
GAAP operating loss	$(364)	$(304)	$(62)	$(245)	$(417)	(15%)
Acquired in-process technology	-	1	-	-	-
Amortization of intangibles	16	15	12	12	12
Certain abandoned acquisition-related costs	21	-	-	-	-
Change in deferred net revenue (packaged goods and digital content)	232	88	(251)	172	359
COGS amortization of intangibles	4	4	3	3	3
Goodwill impairment	-	368	-	-	-
Loss on lease obligation (G&A)	-	-	-	-	14
Loss on licensed intellectual property commitment (COGS)	-	-	38	-	(2)
Restructuring charges	3	18	39	14	6
Stock-based compensation	53	44	56	33	44

Non-GAAP operating income (loss)	$(35)	$234	$(165)	$(11)	$19	154%

GAAP operating loss % (as a % of GAAP net revenue)	(41%)	(18%)	(7%)	(38%)	(53%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	(3%)	13%	(27%)	(1%)	2%

Net Income (Loss)
GAAP net loss	$(310)	$(641)	$(42)	$(234)	$(391)	(26%)
Acquired in-process technology	-	1	-	-	-
Amortization of intangibles	16	15	12	12	12
Certain abandoned acquisition-related costs	21	-	-	-	-
Change in deferred net revenue (packaged goods and digital content)	232	88	(251)	172	359
COGS amortization of intangibles	4	4	3	3	3
Goodwill impairment	-	368	-	-	-
Loss on lease obligation (G&A)	-	-	-	-	14
Loss on licensed intellectual property commitment (COGS)	-	-	38	-	(2)
Losses (gains) on strategic investments	34	27	(5)	16	8
Restructuring charges	3	18	39	14	6
Stock-based compensation	53	44	56	33	44
Income tax adjustments	(73)	255	30	(22)	(34)

Non-GAAP net income (loss)	$(20)	$179	$(120)	$(6)	$19	195%

GAAP net loss % (as a % of GAAP net revenue)	(35%)	(39%)	(5%)	(36%)	(50%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	(2%)	10%	(20%)	(1%)	2%

Diluted Earnings (Loss) Per Share
GAAP loss per share	$(0.97)	$(2.00)	$(0.13)	$(0.72)	$(1.21)	(25%)
Non-GAAP diluted earnings (loss) per share	$(0.06)	$0.56	$(0.37)	$(0.02)	$0.06	200%

Number of shares used in computation
Basic	319	321	322	323	324
Diluted	319	322	322	323	325

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Geography Net Revenue

North America	555	957	471	343	479	(14%)
Europe	301	623	336	258	268	(11%)
Asia	38	74	53	43	41	8%

Total GAAP Net Revenue	894	1,654	860	644	788	(12%)

North America	191	(47)	(105)	106	159
Europe	37	123	(133)	61	191
Asia	4	12	(13)	5	9

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	232	88	(251)	172	359

North America	746	910	366	449	638	(14%)
Europe	338	746	203	319	459	36%
Asia	42	86	40	48	50	19%

Total Non-GAAP Net Revenue	1,126	1,742	609	816	1,147	2%

North America	62%	58%	55%	53%	61%
Europe	34%	38%	39%	40%	34%
Asia	4%	4%	6%	7%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	66%	52%	60%	55%	56%
Europe	30%	43%	33%	39%	40%
Asia	4%	5%	7%	6%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Publisher Net Revenue (a)

Publishing	708	1,225	744	579	553	(22%)
Distribution	186	429	116	65	235	26%

Total GAAP Net Revenue	894	1,654	860	644	788	(12%)

Publishing	232	88	(251)	172	359
Distribution	-	-	-	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	232	88	(251)	172	359

Publishing	940	1,313	493	751	912	(3%)
Distribution	186	429	116	65	235	26%

Total Non-GAAP Net Revenue	1,126	1,742	609	816	1,147	2%

Publishing	79%	74%	87%	90%	70%
Distribution	21%	26%	13%	10%	30%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing	84%	75%	81%	92%	80%
Distribution	16%	25%	19%	8%	20%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition

Packaged Goods	770	1,480	705	495	636	(17%)
Wireless, Internet-derived, and Advertising (Digital)	104	126	112	117	128	23%
Licensing and Other	20	48	43	32	24	20%

Total GAAP Net Revenue	894	1,654	860	644	788	(12%)

Packaged Goods	224	97	(248)	165	349
Wireless, Internet-derived, and Advertising (Digital)	8	(9)	(2)	7	10
Licensing and Other	-	-	(1)	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	232	88	(251)	172	359

Packaged Goods	994	1,577	457	660	985	(1%)
Wireless, Internet-derived, and Advertising (Digital)	112	117	110	124	138	23%
Licensing and Other	20	48	42	32	24	20%

Total Non-GAAP Net Revenue	1,126	1,742	609	816	1,147	2%

Packaged Goods	86%	89%	82%	77%	81%
Wireless, Internet-derived, and Advertising (Digital)	12%	8%	13%	18%	16%
Licensing and Other	2%	3%	5%	5%	3%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Packaged Goods	88%	90%	75%	81%	86%
Wireless, Internet-derived, and Advertising (Digital)	10%	7%	18%	15%	12%
Licensing and Other	2%	3%	7%	4%	2%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

(a)	Publishing includes all net revenue other than Distribution.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Platform Net Revenue

Xbox 360	290	448	132	73	171	(41%)
Wii	94	254	126	161	142	51%
PLAYSTATION 3	120	297	197	121	142	18%
PlayStation 2	77	179	53	27	40	(48%)
Xbox	1	-	-	-	-	(100%)

Total Consoles	582	1,178	508	382	495	(15%)

Wireless	47	49	49	50	51	9%
Nintendo DS	44	118	38	28	22	(50%)
PSP	36	36	44	38	20	(44%)

Total Mobile	127	203	131	116	93	(27%)

PC	164	215	180	124	173	5%
Other	21	58	41	22	27	29%

Total GAAP Net Revenue	894	1,654	860	644	788	(12%)

Xbox 360	-	-	3	63	189
Wii	28	27	(32)	23	(2)
PLAYSTATION 3	68	58	(113)	(22)	180
PlayStation 2	22	(11)	(20)	(7)	14
Wireless	(1)	1	(1)	-	(1)
PSP	(3)	34	(23)	(16)	19
PC	117	(21)	(65)	131	(40)
Other	1	-	-	-	-

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	232	88	(251)	172	359

Xbox 360	290	448	135	136	360	24%
PLAYSTATION 3	188	355	84	99	322	71%
Wii	122	281	94	184	140	15%
PlayStation 2	99	168	33	20	54	(45%)
Xbox	1	-	-	-	-	(100%)

Total Consoles	700	1,252	346	439	876	25%

Wireless	46	50	48	50	50	9%
PSP	33	70	21	22	39	18%
Nintendo DS	44	118	38	28	22	(50%)

Total Mobile	123	238	107	100	111	(10%)

PC	281	194	115	255	133	(53%)
Other	22	58	41	22	27	23%

Total Non-GAAP Net Revenue	1,126	1,742	609	816	1,147	2%

Xbox 360	32%	27%	15%	11%	22%
Wii	11%	15%	15%	25%	18%
PLAYSTATION 3	13%	18%	23%	19%	18%
PlayStation 2	9%	11%	6%	4%	5%

Total Consoles	65%	71%	59%	59%	63%

Wireless	5%	3%	6%	8%	6%
Nintendo DS	5%	7%	4%	4%	3%
PSP	4%	2%	5%	6%	3%

Total Mobile	14%	12%	15%	18%	12%

PC	18%	13%	21%	19%	22%
Other	3%	4%	5%	4%	3%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	26%	26%	22%	17%	31%
PLAYSTATION 3	16%	20%	14%	12%	28%
Wii	11%	16%	16%	23%	12%
PlayStation 2	9%	10%	5%	2%	5%

Total Consoles	62%	72%	57%	54%	76%

Wireless	4%	3%	8%	6%	5%
PSP	3%	4%	3%	3%	3%
Nintendo DS	4%	7%	6%	3%	2%

Total Mobile	11%	14%	17%	12%	10%

PC	25%	11%	19%	31%	12%
Other	2%	3%	7%	3%	2%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10	YOY % Change
CASH FLOW DATA

Operating cash flow	(124)	212	215	(328)	6	105%
Operating cash flow - TTM	219	82	12	(25)	105	(52%)
Capital expenditures	32	27	25	8	26	(19%)
Capital expenditures - TTM	110	112	115	92	86	(22%)
Purchase of headquarters facilities	-	-	-	-	233	-

BALANCE SHEET DATA

Cash and cash equivalents	1,297	1,379	1,621	1,205	1,042	(20%)
Short-term investments	528	580	534	634	583	10%
Marketable equity securities	640	302	365	440	387	(40%)
Receivables, net	547	794	116	375	646	18%
Inventories	328	295	217	215	250	(24%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	424	512	261	433	792
Less: Beginning of the quarter	192	424	512	261	433

Change in deferred net revenue (packaged goods and digital content)	232	88	(251)	172	359

STOCK-BASED COMPENSATION

Cost of goods sold	-	-	1	1	-
Marketing and sales	5	5	5	3	5
General and administrative	13	11	13	5	10
Research and development	35	28	37	24	29

Total Stock-Based Compensation	53	44	56	33	44

EMPLOYEES	9,671	9,760	9,106	8,948	8,829	(9%)

PLATFORM SKU RELEASES (Excludes Co-Publishing, Distribution and Wireless)

Xbox 360	7	8	6	4	8
PLAYSTATION 3	7	7	5	4	8
Wii	3	12	4	6	5
PlayStation 2	4	7	1	2	4
Xbox	1	-	-	-	-

Total Consoles	22	34	16	16	25

PSP	3	3	1	2	5
Nintendo DS	6	9	7	2	4

Total Mobile	9	12	8	4	9

PC	3	10	6	3	4

Total SKUs	34	56	30	23	38

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet

PRODUCT RELEASES

Q2 FY10

	Xbox 360	PS3	Wii	PS2	Wire- less	PSP	NDS	PC
Publishing
Battlefield 1943TM	X	X
BOGGLE					X
Command & ConquerTM Red AlertTM 3: Commander’s Challenge	X	X
Command & Conquer™ Red Alert™ Mobile					X
Dead SpaceTM : Extraction								X
FIFA 10	X	X	X	X		X	X	X
FIGHT NIGHT Round 4					X
G.I. JOETM The Rise of CobraTM	X	X	X	X	X	X	X
Harry Potter and the Half-Blood Prince™					X
LITTLEST PET SHOP Online								X
Madden NFL 10	X	X	X	X	X	X
MySimsTM Agents			X				X
NCAA® FOOTBALL 10	X	X		X		X
Need for Speed™ Shift	X	X			X	X		X
NHL® 10	X	X
SporeTM Hero Arena			X				X
Zombies & Me					X

Distribution
Rock BandTM					X
The BeatlesTM : Rock BandTM	X	X	X